UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2018

ARMSTRONG WORLD INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	1-2116	23-0366390
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2500 Columbia Avenue P.O. Box 3001 Lancaster, Pennsylvania		17603
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (717) 397-0611

NA

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure

On September 17, 2018, Knauf International GmbH (“Knauf”) irrevocably and unconditionally paid to Armstrong World Industries, Inc. (the “Company”) the sum of $80 million pursuant to that certain Share Purchase Agreement, dated as of November 17, 2017, by and between the Company and Knauf, as amended by that certain Deed of Amendment, dated as of July 18, 2018 (the “Purchase Agreement”).

As previously disclosed, pursuant to the Purchase Agreement, Knauf will purchase certain subsidiaries comprising the Company’s business and operations in Europe, the Middle East and Africa (including Russia) and the Pacific Rim, including the corresponding businesses and operations conducted by Worthington Armstrong Venture, a Delaware general partnership (“WAVE”), in which the Company holds a fifty percent (50%) interest, as well as Armstrong France and WAVE France under the terms of the Purchase Agreement. The consideration to be paid by Knauf in connection with the sale is $330 million in cash, subject to certain adjustments as provided in the Purchase Agreement.

The $80 million payment, together with the previously announced $250 million payment paid to the Company by Knauf on August 1, 2018, will be credited against the consideration to be paid by Knauf under the Purchase Agreement at the time of closing. The Company currently expects closing to occur prior to December 31, 2018.

Caution Concerning Forward-Looking Statements

This Current Report on Form 8-K includes certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, but are not limited to, statements about the plans, objectives, expectations and intentions of the Company, including the benefits of the sale, and other statements that are not historical facts. These statements are based on the current expectations and beliefs of the Company’s management, and are subject to uncertainty and changes in circumstances. The Company cautions readers that any forward-looking information is not a guarantee of future performance and that actual results may vary materially from those expressed or implied by the statements herein, due to changes in economic, business, competitive, technological, strategic or other regulatory factors, as well as factors affecting the operation of the business of the Company. More detailed information about certain of these and other factors may be found in filings by the Company with the U.S. Securities and Exchange Commission, including its most recent Annual Report on Form 10-K in the sections entitled “Caution Concerning Forward-Looking Statements” and “Risk Factors”, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. Various factors could cause actual results to differ from those set forth in the forward-looking statements including, without limitation, the risk that the anticipated benefits from the sale may not be fully realized or may take longer to realize than expected. The Company is under no obligation to, and expressly disclaims any obligation to, update or alter the forward-looking statements contained in this document, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARMSTRONG WORLD INDUSTRIES, INC.

By:	/s/ Mark A. Hershey
Mark A. Hershey
Senior Vice President, General Counsel, Secretary and Chief Compliance Officer

Date: September 17, 2018